Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of MEI Pharma, Inc., a Delaware corporation (the “Company”); and

WHEREAS, Cable Car Capital LLC, Funicular Funds, LP, and Jacob Ma-Weaver (together, “Cable Car”) and Anson Investments Master Fund LP, AIMF GP LLC, Anson East Master Fund LP, AEMF GP LLC, Anson Opportunities Master Fund LP, AOMF GP, LLC, Anson Funds Management LP, Anson Management GP LLC, Anson Advisors Inc., Bruce R. Winson, Amin Nathoo and Moez Kassam (together, “Anson”), Taheer Datoo, Mark Feldberg and James Flynn wish to form a group for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the fiscal year 2024 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 7th day of September 2023, and effective as of the 13th day of September 2023 (the “Effective Date”) by the parties hereto:

1.       In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of his or its own disclosure therein and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.       So long as this agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) of (i) any of their purchases or sales of securities of the Company or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Notice shall be given no later than four (4) hours after each such transaction. For purposes of this agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.        Notwithstanding the foregoing, so long as this agreement is in effect, each of Messrs. Feldberg and Flynn agrees to provide Cable Car and Anson advance written notice prior to effecting any purchase, sale, acquisition or disposition of any securities of the Company which he has, or would have, direct or indirect beneficial ownership so that Cable Car and Anson have an opportunity to review the potential implications of any such transaction in the securities of the Company and pre-clear any such potential transaction in the securities of the Company by Messrs. Feldberg and Flynn, if applicable. Each of Messrs. Feldberg and Flynn agrees that he shall not undertake or effect any purchase, sale, acquisition or disposition of any securities of the Company without the prior written consent of Cable Car and/or Anson.

4.       Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies for the election of certain persons nominated for election to the Board at the Annual Meeting (including those nominated by Anson and Cable Car), (ii) taking such other actions as the parties deem advisable and (iii) taking all other action necessary or advisable to achieve the foregoing.

5.       Each of Anson and Cable Car shall have the right to pre-approve all expenses incurred in connection with the Group’s activities set forth in Section 4, including all legal fees (collectively, the “Expenses”), and each of Cable Car and Anson agrees to pay its pro rata portion of all such pre-approved Expenses based on the number of shares of the Company in the aggregate beneficially owned by each Party. For greater clarity, as of the Effective Date, Anson holds 662,528 shares in the capital stock of the Company and Cable Car holds 326,400 shares in the capital stock of the company. The pro rata distribution shall be adjusted each month based on each Anson and Cable Car’s respective ownership percentage as of the last day of the preceding month. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 5 shall be split by Cable Car and Anson in proportion to the Expenses paid pursuant to this Section 5.

6.       Each of the parties hereto agrees that any filing with the Securities and Exchange Commission, press release, formal communication to the Company or formal stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 4 shall be as directed by Cable Car, who will provide notice to and a reasonable opportunity for Anson to review and comment upon any filing with the Securities and Exchange Commission, press release, Company communication, stockholder communication, or any proposed agreement or negotiating position with respect to the Company. Cable Car and Anson shall mutually agree upon the content and timing of public or private communications and negotiating positions taken on behalf of the Group. Each of the parties hereto further agrees that any outbound communication with the Company shall be initiated by Cable Car and that neither Anson nor Cable Car shall bind the Group without the other party’s prior written consent.

8.       The relationship of the parties hereto pursuant to this agreement shall be limited to carrying on the business of the Group in accordance with the terms of this agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Without limitation to any other agreements between or among the parties, nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Except as provided in Sections 2 and 3, nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he or it deems appropriate, in his or its sole discretion, provided that all such transactions are made in compliance with all applicable securities laws and the provisions of this agreement.

9.       This agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

10.       In the event of any dispute arising out of the provisions of this agreement or their investment in the Company, the Group hereby consents and submits to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

11.       The parties’ rights and obligations under this agreement (other than the rights and obligations set forth in Section 5 and Sections 10 through 12, which shall survive any termination of this agreement) shall terminate immediately after the conclusion of the activities set forth in Section 4 or as otherwise agreed to by the parties. Notwithstanding the foregoing, any party hereto may terminate his/its obligations under this agreement on 24 hours’ written notice to all other parties, with a copy by email to Andrew Freedman at Olshan, at afreedman@olshanlaw.com.

12.       The terms and provisions of this agreement may not be modified, waived or amended without the written consent of each of Cable Car and Anson.

13.       Each party acknowledges that Olshan shall act as counsel for each of the Group, Cable Car and Anson relating to their investment in the Company.

14.        Each of the undersigned parties hereby agrees that this agreement shall be filed as an exhibit to any Schedule 13D that may in the future be required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the day and year first above written.

CABLE CAR CAPITAL LLC

By:	/s/ Jacob Ma-Weaver
	Name:	Jacob Ma-Weaver
	Title:	Managing Member

FUNICULAR FUNDS, LP

By:	Cable Car Capital LLC

By:	/s/ Jacob Ma-Weaver
	Name:	Jacob Ma-Weaver
	Title:	Managing Member

/s/ Jacob Ma-Weaver
Jacob Ma-Weaver

ANSON FUNDS MANAGEMENT LP

By:	Anson Management GP LLC, its general partner

By:	/s/ Bruce R. Winson
	Name:	Bruce R. Winson
	Title:	Manager

ANSON MANAGEMENT GP LLC

By:	/s/ Bruce R. Winson
	Name:	Bruce R. Winson
	Title:	Manager

ANSON ADVISORS INC.

By:	/s/ Amin Nathoo
	Name:	Amin Nathoo
	Title:	Director

By:	/s/ Moez Kassam
	Name:	Moez Kassam
	Title:	Director

Anson Investments Master Fund LP

By:	AIMF GP LLC, its general partner

By:	/s/ Bruce R. Winson
	Name:	Bruce R. Winson
	Title:	Director

AIMF GP LLC

By:	/s/ Bruce R. Winson
	Name:	Bruce R. Winson
	Title:	Director

Anson East Master Fund LP

By:	AEMF GP LLC, its general partner

By:	/s/ Bruce R. Winson
	Name:	Bruce R. Winson
	Title:	Director

AEMF GP LLC

By:	/s/ Bruce R. Winson
	Name:	Bruce R. Winson
	Title:	Director

Anson Opportunities Master Fund LP

By:	AOMF GP, LLC, its general partner

By:	/s/ Bruce R. Winson
	Name:	Bruce R. Winson
	Title:	Director

AOMF GP, LLC

By:	/s/ Bruce R. Winson
	Name:	Bruce R. Winson
	Title:	Director

/s/ Bruce R. Winson
Bruce R. Winson

/s/ Amin Nathoo
Amin Nathoo

/s/ Moez Kassam
Moez Kassam

/s/ Taheer Datoo
Taheer Datoo

/s/ Mark Feldberg
Mark Feldberg

/s/ James Flynn
James Flynn